UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 20, 2008

LIBERTY GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Boulevard, Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 220-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

UPC Broadband Holding B.V. (the Borrower) has entered into a new additional facility accession agreement (the Accession Agreement) pursuant to the senior secured credit agreement, originally dated January 16, 2004, as amended and restated from time to time, between, inter alia, the Borrower, Toronto Dominion (Texas) LLC, as facility agent, and the other banks and financial institutions named therein (the UPC Broadband Holding Bank Facility). The Borrower is an indirect, wholly owned subsidiary of Liberty Global, Inc. The Accession Agreement provides for an additional term loan facility in the principal amount of €60 million equivalent, comprising both a (i) €25 million equivalent HUF and (ii) €35 million equivalent PLN sub-tranche, as Additional Facility O under the UPC Broadband Holding Bank Facility. The HUF tranche was drawn in full on August 20, 2008 and the PLN tranche was drawn in full on August 21, 2008, the proceeds of which will be used for general corporate and working capital purposes. The applicable interest payable under Additional Facility O is 2.75% per annum plus (a) the percentage rate per annum determined by the Polish Association of Banking Dealers - Forex Poland for the relevant period or (b) the percentage rate per annum determined by the National Bank of Hungary for the relevant period, as relevant, displayed on the appropriate page of the Reuters screen. Additional Facility O is repayable in full on the final maturity date, which is July 31, 2013.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Name
4.1	Additional Facility Accession Agreement, dated August 12, 2008, among UPC Broadband Holding B.V. as Borrower, Toronto Dominion (Texas) LLC as Facility Agent and TD Bank Europe Limited as Security Agent, and the banks and financial institutions listed therein as Additional Facility O Lenders, under the senior secured credit agreement, originally dated 16 January, 2004, as amended and restated from time to time, among the Borrower, Toronto Dominion (Texas) LLC, as facility agent, and the other banks and financial institutions named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2008

LIBERTY GLOBAL, INC.

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Exhibit Index

Exhibit No.	Name
4.1	Additional Facility Accession Agreement, dated August 12, 2008, among UPC Broadband Holding B.V. as Borrower, Toronto Dominion (Texas) LLC as Facility Agent and TD Bank Europe Limited as Security Agent, and the banks and financial institutions listed therein as Additional Facility O Lenders, under the senior secured credit agreement, originally dated 16 January, 2004, as amended and restated from time to time, among the Borrower, Toronto Dominion (Texas) LLC, as facility agent, and the other banks and financial institutions named therein.

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